UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2005

ZOMEX DISTRIBUTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000 - 51017	98-0412333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5205 Buchanan Road, Peachland, British Columbia, Canada, VOH 1X1
(Address of principal executive offices)

(250) 767-2986
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On October 27, 2005 KPMG LLP, Chartered Accountants, notified the Company in writing of their resignation effective on that date.

The audit reports of KPMG LLP on the financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modification as to uncertainty, audit scope or accounting principles, except for the following explanatory paragraph regarding the Company’s ability to continue as a going concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in note 1(a) to the financial statements, the Company has an accumulated deficit and has incurred negative cash flows from operating activities, factors that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also discussed in note 1(a).  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the years ended December 31, 2004 and 2003 and for the interim period through the date of this report, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of such disagreement in their reports on the consolidated statements for such years.

A letter from KPMG LLP regarding its concurrence with these statements is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)        Exhibits

Exhibit Number	Description
99.1	Letter from KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zomex Distribution, Inc. (Registrant)

/s/ Peter Buckley
Peter Buckley Chief Executive Officer (Duly Authorized Officer)
Date: October 28, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter from KPMG LLP